PROMISSORY NOTE

$1,000,000.00                                                   October 11, 2005

      FOR VALUE RECEIVED, the undersigned, EarthShell Corporation, a Delaware corporation ("Maker"), located at 3916 State Street, Santa Barbara, California, unconditionally promises to pay to the order of E. Khashoggi Industries, LLC, a Delaware limited liability company ("Holder"), at 3916 State Street, Santa Barbara, California, U.S.A., or at such other place as Holder may designate in writing, the principal sum of: ONE MILLION DOLLARS ($1,000,000.00), or such lesser amount as is advanced from Holder to Maker from time to time.

      This Promissory Note (this "Note") evidences Maker's obligation to pay to Holder the sums advanced by Holder to Maker pursuant to Section 2(a) of this Note. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds, pursuant to the following terms :

      1. Definitions. Terms which are used in this Note and not otherwise defined herein shall have the meanings set forth in this Paragraph.

            "Applicable Rate" means a variable per annum rate, as of any date of determination, equal to the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, the highest of such rates), compounded monthly. The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding business day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, Holder and Maker shall choose a mutually agreeable comparable index or source to use as a basis for the Prime Rate.

            "Default Rate" means a rate of interest equal to 10.0% per annum, compounded monthly.

            "Event of Default" means the occurrence or happening, at any time and from time to time, of any one or more of the following:

            a. Payment of Indebtedness. If Maker fails to pay any portion of the indebtedness evidenced by this Note within ten (10) days following the date the same shall become due and payable, whether at the due date stipulated in this Note or at a date fixed for acceleration or otherwise and such failure continues for a period of five (5) days following written notice of such failure by Holder to Maker.

            b. Voluntary Bankruptcy. If Maker shall (a) seek entry of any order for relief as a debtor in a proceeding under the bankruptcy laws of any competent jurisdiction; (b) file a petition seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of any other competent jurisdiction; (c) call a meeting of its creditors or any one of them for the purpose of requesting a rearrangement or restructuring of its debts or any concessions with respect to such debt; (d) make a general assignment for the benefit of its creditors; or (e) admit in writing its inability to pay its debts as they mature.

            c. Involuntary Bankruptcy. If a petition is filed against Maker seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of any competent jurisdiction and such petition is not dismissed within ninety (90) days following the date of its filing.

            d. Appointment of a Receiver. If a court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of Maker, a receiver for it, or for all or any material part of its property, and such order, judgment or decree shall not be and remain vacated, reversed or stayed or such receiver shall not otherwise be removed within a period of thirty (30) days following entry of such order.

            e. Use of Proceeds. If Maker fails to use the proceeds of the loans evidenced by this Note for its immediate operating purposes.

      2. Advances, Interest Accrual; Payments of Principal and Interest; Prepayments.

            a. Advances. Holder hereby agrees to advance to Maker the following sums on the following dates, or such lesser amount as Maker may request in writing:

            Amount                Date
            ------                ----
            $350,000              one day from the date hereof
            $250,000              October 31, 2005
            $250,000              November 30, 2005
            $150,000              December 31, 2005

            Notwithstanding the foregoing, if, on before any the above funding dates, Maker receives a total of $3,000,000 in aggregate net cash proceeds from any combination of financing transaction, equity contribution, sale, licensing or sublicensing of assets or the provision of services (including, without limitation, advanced royalty payments, proceeds from the sale of Maker's common stock and fees for technological services rendered to third parties, but excluding the proceeds advanced under this Note), Holder shall not be obligated to advance any further funds to Maker, including the funds that were to be advanced at the next funding date. Maker shall keep Holder informed on a monthly basis, commencing October 30, 2005, of the net cash proceeds Maker has received from all sources (other than Holder) since the date of this Note. Maker agrees that the $350,000 advance above is predicated on Maker concurrently repaying to Holder the $10,000 advance that Holder had made to Maker to satisfy certain patent fees and obligations.

            b. Interest Accrual. Interest shall accrue on the unpaid principal balance of this Note at the Applicable Rate from the date of this Note shown above until the same is paid to Holder. Notwithstanding the foregoing, interest shall accrue on the unpaid balance of this Note at the Default Rate following an Event of Default until the same is paid to Holder.

            c.  Payments  of  Principal  and  Interest.  All  accrued but unpaid interest and all outstanding principal shall be due and payable on the earliest to occur of the following: (i) the second anniversary of the date of this Note,
(ii) five (5) days following the date Maker has received $3,000,000 or more in aggregate net cash proceeds from all financing transactions, equity contributions, and transactions relating to the sale, licensing, sublicensing or disposition of assets or the provision of services (including advance royalty payments, proceeds from the sale of Maker's common stock and fees for technological services rendered to third parties), measured from the date of this Note and not taking into account the proceeds advanced under this Note, and
(iii) the occurrence of an Event of Default.


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

            d. Application of Payments. All payments hereunder shall be first applied to Holder's costs and expenses which are reimbursable to Holder pursuant to Section 4 below, then to any unpaid interest and finally to the outstanding principal balance. If any payment due date falls on a Saturday, Sunday or a holiday generally observed by banks in the City of Santa Barbara, the due date of the payment shall automatically be extended to the next following business day.

            e. Computation of Interest. All interest on this Note shall be computed on the basis of the actual number of days elapsed divided by a year assumed to consist of 360 days.

            f. Prepayment. Maker may prepay this Note in whole or in part at any time without penalty or premium.

      3. Default; Remedies. If an Event of Default occurs, the entire outstanding principal balance of this Note shall become due and payable effective upon written notice of acceleration by Holder to Maker. Failure to deliver such notice shall not constitute a waiver of the right to deliver a subsequent notice upon the occurrence of any subsequent Event of Default.

      4. Holder's Costs. Maker shall reimburse Holder for all costs and expenses incurred in collecting any sums due and payable under this Note, including reasonable attorneys fees and court costs. All such expenses and costs shall be paid by Maker within ten (10) days after demand made by Holder. Any amounts not timely paid shall constitute an Event of Default hereunder and shall bear interest at the Default Rate thereafter.

      5. Applicable Law. This Note shall be governed by construed in accordance with the internal laws of the State of California without regard to the principles of conflicts of law.

      6. No Waiver by Holder. No delay on the part of Holder in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or exercise of any other power or right.

      7. Successors and Assigns. The terms "Holder" and "Maker" as used in this Note shall include not only the Holder and Maker named herein but also all of Holder's and Maker's successors and assigns to whom the benefits and burdens of this Note shall inure.

      8.   Notices.   All   notices,   requests,   demands,   claims  and  other
communications   hereunder  shall  be  in  writing  and  sent  or  delivered  to personally, by facsimile transmission so long as receipt is confirmed or by deposit with a reputable overnight courier and addressed to Maker or Holder at their respective principal business offices located at the addresses set forth in the first paragraph of this Note.


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

      9. Usury. It is the intent of Holder and Maker that all provisions of this Note which call for the payment of interest comply in all respects with all applicable usury statutes and regulations. In the event that the terms of this Note would require the payment of interest in excess of the amount permitted by any applicable law or regulation, the terms of the Note shall be deemed to be modified to comply with all such applicable laws or regulations without any action by either party. In the event that Holder has received interest in excess of the amount permitted by any applicable law or regulation, the excess portion of the interest received shall be deemed to have been a prepayment of principal, without premium, as of the date received.

      10. Waiver. Maker waives presentment, demand, presentment for payment, notice of protest or nonpayment, notice of dishonor, notice of default or delinquency, notice of acceleration, and diligence in bringing suit against any party hereto or collecting any sums hereunder.

      11. Miscellaneous.

            a. This Note shall be binding on and shall inure to the benefit of Maker, Holder, and their respective successors and assigns.

            b. Headings are inserted into this Note for convenience only and shall not be considered in construing any provision.

            c. The terms of this Note may not be changed, nor any of its provisions waived, without the written consent of all the parties who would benefit from the original terms.

            d. Time shall be of the essence with respect to every provision of this Note, but no delay in enforcing any right or remedy under this Note shall be construed to be a waiver of that or any other right or remedy.

            e. The provisions of this Note are severable, and the invalidity or illegality of any provision shall not be a bar to the enforcement of any other provision.

            f. This Note is negotiable and fully recourse to Maker.

            g. The person executing this Note on behalf of Maker represents and warrants that he has the full authority and power to execute and deliver this Note on behalf of Maker, and such execution and delivery has been authorized by all appropriate action.

      12. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.


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

      13. Submission to Forum and Jurisdiction. Any legal action or proceeding with respect to this Note must be brought in the federal or state courts located in the City of Santa Barbara, State of California, and by execution and delivery of this Note, Maker and Holder each hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts having proper venue. Maker and Holder each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Note brought in the aforesaid Santa Barbara courts and irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, and also consents to the service of process by any means authorized by the State of California.

                                     EARTHSHELL CORPORATION,
                                     a Delaware corporation


                                     /s/ D. Scott Houston
                                     -------------------------------------------
                                     By:  D. Scott Houston
                                     Its: Chief Financial Officer

Agreed to and Acknowledged By:

E. KHASHOGGI INDUSTRIES, LLC,
a Delaware limited liability company


/s/ Essam Khashoggi
-------------------------------------------
By:  Essam Khashoggi
Its: Chairman and Chief Executive Officer


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